FUND NAME CHANGES:

   Registrant incorporates by reference Form 497, dated and filed on July 31, 2015.
   (SEC Accession No. 0001193125-15-272754)

   Registrant incorporates by reference Form 497, dated and filed on July 1, 2015.
   (SEC Accession No. 0001193125-15-242182)